CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Variable Insurance Portfolios of our reports dated February 17, 2022, relating to the financial statements and financial highlights, which appear in Delaware Ivy VIP Asset Strategy, Delaware Ivy VIP Balanced, Delaware Ivy VIP Core Equity, Delaware Ivy VIP Corporate Bond, Delaware Ivy VIP Energy, Delaware Ivy VIP Global Bond, Delaware Ivy VIP Global Equity Income, Delaware Ivy VIP Global Growth, Delaware Ivy VIP Government Money Market, Delaware Ivy VIP Growth, Delaware Ivy VIP High Income, Delaware Ivy VIP International Core Equity, Delaware Ivy VIP Limited-Term Bond, Delaware Ivy VIP Mid Cap Growth, Delaware Ivy VIP Natural Resources, Delaware Ivy VIP Pathfinder Aggressive, Delaware Ivy VIP Pathfinder Conservative, Delaware Ivy VIP Pathfinder Moderate, Delaware Ivy VIP Pathfinder Moderate - Managed Volatility, Delaware Ivy VIP Pathfinder Moderately Aggressive, Delaware Ivy VIP Pathfinder Moderately Aggressive - Managed Volatility, Delaware Ivy VIP Pathfinder Moderately Conservative, Delaware Ivy VIP Pathfinder Moderately Conservative - Managed Volatility, Delaware Ivy VIP Securian Real Estate Securities, Delaware Ivy VIP Science and Technology, Delaware Ivy VIP Small Cap Growth, Delaware Ivy VIP Smid Cap Core and Delaware Ivy VIP Value’s Annual Reports on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements,” “Custodial and Auditing Services,” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 26, 2022